Exhibit 99.1

Contact:
Rob Seim	Omnicell, Inc.
Vice President of	1201 Charleston Road
Finance and CFO	Mountain View, CA 94043
800-850-6664, ext. 6478
robs@omnicell.com

For Immediate Release

Omnicell Announces Third Quarter 2006 Financial Results

MOUNTAIN VIEW, Calif. – Oct. 19, 2006 — Omnicell, Inc. (NASDAQ: OMCL), a leading provider of patient safety technology, today announced results for the third quarter ended Sept. 30, 2006.

GAAP results: Third quarter net income as reported in accordance with U.S. generally accepted accounting principles (GAAP) was $2.8 million, or $0.10 per fully diluted share. This compares to net income of $1.8 million, or $0.06 per fully diluted share in Q2 2006 and $1.4 million in the third quarter of 2005 or $0.05 per fully diluted share. For the first nine months of 2006, net income was $5.4 million, or $0.19 fully diluted per share. This compares to a net loss of $(4.3) million or a loss of $(0.17) per basic and diluted share for the first nine months of 2005.

Revenues for the third quarter of 2006 totaled $40.9 million, up $5.0 million or 13.8% from Q2 2006 revenue of $36.0 million, and up $10.2 million or 33.4% from the third quarter of 2005.

Non-GAAP results: Excluding the impact on our results of recording $2.1 million in share-based compensation expenses related to SFAS No. 123(R), non-GAAP net income was $4.9 million for the three months ended Sept. 30, 2006, or $0.17 per fully diluted share. This compares to third quarter 2005 non-GAAP net income of $1.4 million or $0.05 per fully diluted share. Excluding year-to-date share-based compensation expenses of $6.1 million, non-GAAP net income was $11.6 million for the first nine months of 2006, or $0.40 per fully diluted share. Excluding the impact of results of recording $1.1 million in inventory obsolescence, $1.5 million in reduction in force expenses, and $0.6 million in suspended acquisition costs, non-GAAP net loss was $(1.1) million for the nine months ended Sept. 30, 2005, or a loss of $(0.04) per basic and diluted share. Non-GAAP results, as presented in the attached reconciliation of GAAP to non-GAAP results, exclude certain expenses for the applicable periods.

Product backlog grew to $99.0 million, up $12.1 million or 14.0% from the end of Q2 2006.

Omnicell Chairman, President and CEO Randall A. Lipps commented, “I am gratified by our third quarter results. Demand for our products continues to be robust, as evidenced by our record backlog. Operationally, we are gaining efficiencies and delivering predictable financial results. Most importantly, as an organization, we continue to be committed to providing our customers the best vendor experience in healthcare.”

Financial Results Conference Call Details

Management will discuss financial results for the second quarter of 2006 on Thursday, Oct. 19, 2006 at 2:30 p.m. PT via conference call. Investors and analysts may listen to this conference call by logging on to www.omnicell.com or by dialing 800-218-0713 (domestic) or 303-262-2139 (international) approximately 10 minutes prior to the scheduled start. A replay of the call will be available from 4:30 p.m. PT on Oct. 19, 2006 through 11:59 p.m. PT on Oct. 26, 2006. Dialing 800-405-2236 (domestic) or 303-590-3000 (international)

and entering the passcode 11068325# for both numbers will access the call replay. On the conference call, management will be discussing certain additional financial and statistical information. That information can be located on the “Investor Relations” page of Omnicell’s Web site at www.omnicell.com.

About Omnicell

Omnicell, Inc. (NASDAQ: OMCL) is a leading provider of systems and software solutions targeting patient safety and operational efficiency in healthcare facilities. Since 1992, Omnicell has worked with more than 1,600 healthcare facilities to enhance patient safety and allow clinicians to spend more time with their patients.  Omnicell’s medication-use product line includes solutions for the central pharmacy, nursing unit, operating room, and patient bedside. Solutions range from large central pharmacy “smart inventory” carousels to small handheld devices.  Omnicell’s mission is to provide the best customer experience in healthcare, helping hospitals reduce medication errors, operate more efficiently, and decrease costs. For more information, visit www.omnicell.com.

Forward-Looking Statements

To the extent any statements contained in this release deal with information that is not historical, these statements are necessarily forward-looking. As such, they are subject to the occurrence of many events outside Omnicell’s control and are subject to various risk factors that could cause actual results to differ materially from those expressed or implied in any forward-looking statement. The risk factors are described in the Company’s Securities and Exchange Commission filings and include, without limitation, the continued growth and acceptance of our products and services and the continued growth of the clinical automation and workflow automation market generally, the potential of increasing competition, the ability of the company to achieve profitability in the next few quarters, grow product backlog, retain key personnel, cut expenses, develop new products and integrate acquired products or intellectual property in a timely and cost-effective manner, and improve sales productivity. Prospective investors are cautioned not to place undue reliance on forward-looking statements.

Use of Non-GAAP Financial Information

This press release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (GAAP). Our management evaluates and makes operating decisions using various performance measures. In addition to Omnicell’s GAAP results, we also consider non-GAAP gross margin, non-GAAP operating expenses, non-GAAP net income (loss), and non-GAAP earnings (loss) per share-diluted.  These non-GAAP results should not be considered as an alternative to gross margin, operating expenses, net income, earnings per share-diluted, or any other performance measure derived in accordance with GAAP.  We present these non-GAAP results because we consider them to be important supplemental measures of Omnicell’s performance.

Our non-GAAP gross margin, non-GAAP operating expenses, non-GAAP net income (loss), and non-GAAP earnings (loss) per share-diluted are presented exclusive of certain items to facilitate its review of the comparability of Omnicell’s core operating results on a period to period basis because such items are not related to Omnicell’s ongoing core operating results as viewed by management. We define our “core operating results” as those revenues recorded in a particular period and the expenses incurred within that period that directly drive operating income in that period. Management uses these non-GAAP financial measures in making operating decisions because, in addition to meaningful supplemental information regarding operation performance, the measures give us a better understanding of how we should invest in research and development, fund infrastructure growth and evaluate marketing strategies. In calculating non-GAAP results described in this press release, management specifically adjusts for the following excluded items:

a)     Stock-based compensation expense impact of SFAS 123R.  We recognize equity plan-related compensation expenses, which represent the fair value of all share-based payments to employees, including grants of employee stock options, as required under SFAS No. 123 (revised 2004), “Share-Based Payment” (SFAS 123R).

b)    Charges related to inventory obsolescence.  We recognized costs related to termination and discontinuance of a product.

c)     Restructuring charges.  We recognized costs related to internal restructuring and/or reductions of personnel resources consisting of expenses for severance and benefits for former Omnicell employees whose positions were eliminated in conjunction with the restructuring.

d) Write off for suspended acquisitions.  We recognized certain costs related to a prior period suspended acquisitions.

Management adjusts for the excluded items because management believes that these items possess one or more of the following characteristics: their magnitude and timing is largely outside of Omnicell’s control; they are unrelated to the ongoing operation of the business in the ordinary course; they are unusual and we do not expect them to occur in the ordinary course of business; or they are non-operational, or non-cash expenses involving stock option grants.

We believe that the presentation of these non-GAAP financial measures is warranted for several reasons:

1) Such non-GAAP financial measures provide an additional analytical tool for understanding Omnicell’s financial performance by excluding the impact of items which may obscure trends in the core operating results of the business;

2) Since we have historically reported non-GAAP results to the investment community, the company believes the inclusion of non-GAAP numbers provides consistency and enhances investors’ ability to compare the company’s performance across financial reporting periods;

3) These non-GAAP financial measures are employed by Omnicell’s management in its own evaluation of performance and are utilized in financial and operational decision making processes, such as budget planning and forecasting;

4) These non-GAAP financial measures facilitate comparisons to the operating results of other companies in the company’s industry, which use similar financial measures to supplement their GAAP results, thus enhancing the perspective of investors who wish to utilize such comparisons in their analysis of the company’s performance.

Set forth below are additional reasons why specific items are excluded from our non-GAAP financial measures:

a)  While stock-based compensation calculated in accordance with SFAS 123R constitutes an ongoing and recurring expense of Omnicell, it is not an expense which requires cash settlement by Omnicell. We therefore exclude these charges for purposes of evaluating core operating results.  In addition, stock-based compensation expense is significant in 2006 operating results, but it does not exist in 2005 operating results.  Thus, our non-GAAP measurements are presented exclusive of stock-based compensation expense to assist management and investors in evaluating period-over-period changes.

b)  We exclude costs related to inventory obsolescence for discontinued product, as management does not consider the costs to be reflective of ongoing operations in the current period.  In addition,  management considers these costs to be non-recurring period-over-period.  Thus, our non-GAAP measurements are presented exclusive of these costs to assist management in evaluating core operating results and to assist investors in evaluating period-over-period changes.

c)  Associated with the modification and realignment of our internal cost structure and strategic emphasis on future growth opportunities, we recognized restructuring charges primarily related to severance costs and/or termination benefits for former Omnicell employees whose positions were eliminated.  These costs are excluded because management does not consider them reflective of the underlying ongoing core operating results of the period presented.  Further, management considers these costs to be non-recurring period-over-period. Thus, our non-GAAP measurements are presented exclusive of these costs to assist management in evaluating core operating results and to assist investors in evaluating period-over-period changes.

d)  Our non-GAAP financial measurements are presented exclusive of a write-off for suspended acquisitions.  The costs associated with the write-off are a function of prior period suspended acquisitions rather than the underlying core operating activities of this reporting period.  Management does not consider these charges for purposes of evaluating core operating results.  Further, management considers these costs to be non-recurring period-over-period.  Thus, our non-GAAP measurements are presented exclusive of these costs for purposes of management’s evaluation of core operating results and to assist investors in evaluating period-over-period changes.

As stated above, we present non-GAAP financial measures because we consider them to be important supplemental measures of performance. However, non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for Omnicell’s GAAP results.  In the future, we expect to incur expenses similar to the non-GAAP adjustments described above and expect to continue reporting non-GAAP financial measures excluding such items. Some of the limitations in relying on non-GAAP financial measures are:

•      Omnicell’s stock option and stock purchase plans are important components of incentive compensation arrangements and will be reflected as expenses in Omnicell’s GAAP results for the foreseeable future under SFAS 123R.

•      Other companies, including other companies in Omnicell’s industry, may calculate non-GAAP financial measures differently than Omnicell, limiting their usefulness as a comparative measure.

Pursuant to the requirements of SEC Regulation G, a detailed reconciliation between the company’s GAAP and non-GAAP financial results is set forth in the financial statements at the end of this press release. Investors are advised to carefully review and consider this information strictly as a supplement to the GAAP results that are contained in this press release and in the company’s SEC filings.

Omnicell, Inc.

Condensed Consolidated Statement of Operations

(in thousands, except for per share data, unaudited)

	Three Months Ended			Nine Months Ended September 30,
	September 30, 2006	June 30, 2006	September 30, 2005	2006	2005
Revenues:
Product	$32,938	$28,207	$24,194	$87,393	$68,688
Services and other revenues	7,992	7,765	6,494	23,422	19,349
Total revenue	40,930	35,972	30,688	110,815	88,037

Cost of revenues:
Cost of product revenues	15,383	12,949	10,572	40,511	32,157
Cost of services and other revenues	3,317	3,092	2,226	9,714	7,349
Total cost of revenues	18,700	16,041	12,798	50,225	39,506

Gross profits	22,230	19,931	17,890	60,590	48,531
Operating expenses:
Research and development	2,878	2,325	2,143	7,858	7,584
Selling, general, and administrative	16,736	16,030	14,446	48,031	45,152
Restructuring, facility, severance charges and disposition of assets	0	0	0	0	406
Total operating expenses	19,614	18,355	16,589	55,889	53,142
Income (loss) from operations	2,616	1,576	1,301	4,701	(4,611)
Other income and expense	583	351	150	1,277	369
Income (loss) before provision for income taxes	3,199	1,927	1,451	5,978	(4,242)
Provision for income taxes	384	78	36	522	69
Net income (loss)	$2,815	$1,849	$1,415	$5,426	$(4,311)

Net income (loss) per share:
Basic	$0.10	$0.07	$0.05	$0.20	$(0.17)
Diluted	$0.10	$0.06	$0.05	$0.19	$(0.17)

Shares used in computing net income (loss) per share:
Basic	27,775	27,149	26,101	27,336	25,637
Diluted	29,450	28,508	27,297	28,795	25,637

Omnicell, Inc.

Condensed Consolidated Balance Sheet

(In thousands)

	September 30,	June 30,	December 31,
	2006	2006	2005 (1)
	(unaudited)	(unaudited)

Current Assets:
Cash and cash equivalents	$50,081	$43,767	$29,536
Accounts receivable, net	32,667	29,987	29,456
Inventories	21,883	14,468	13,763
Receivables subject to a sales agreement	1,017	1,843	2,551
Prepaid expenses and other current assets	11,954	13,092	10,286
Total current assets	117,602	103,157	85,592
Property and equipment, net	4,742	4,394	4,727
Long-term receivables subject to a sales agreement	1,131	832	1,292
Other assets	15,029	14,367	8,817
Total Assets	$138,504	$122,750	$100,428

Current Liabilities:
Accounts payable	$11,872	$7,821	$4,059
Accrued liabilities	12,460	11,779	12,664
Deferred service revenue	8,063	7,360	6,526
Deferred gross profit	14,241	11,271	7,981
Obligation resulting from sale of receivables	1,017	1,843	2,551
Total current liabilities	47,653	40,074	33,781
Long-term obligation resulting from sale of receivables	1,131	832	1,292
Long-term deferred service revenue	9,886	10,563	9,867
Other long-term liabilities	125	125	250
Total Liabilities	58,795	51,594	45,190

Stockholders’ equity	79,709	71,156	55,238
Total Liabilities and Stockholders’ Equity	$138,504	$122,750	$100,428

(1) Information derived from the audited Consolidated Financial Statements.

Omnicell, Inc.

Reconciliation of GAAP to Non-GAAP

(in thousands, except for per share data, unaudited)

	Three months ended September 30,
	2006		2005
	Net Income	Earnings per share-diluted	Net Income	Earnings per share-diluted
GAAP	$2,815	$0.10	$1,415	$0.05
Non-GAAP Adjustments:
SFAS No. 123(R) adjustment (a)
Gross Margin	304		—
Operating Expenses	1,746		—
	$2,050	$0.07	—	$0.00
Non-GAAP	$4,865	$0.17	$1,415	$0.05

	Nine months ended September 30,
	2006		2005
	Net Income	Earnings per share-diluted	Net Income (loss)	Earnings (loss) per share-basic and diluted
GAAP	$5,456	$0.19	$(4,311)	$(0.17)
Non-GAAP Adjustments:
SFAS No. 123(R) adjustment (a)
Gross Margin	828
Operating Expenses	5,288
Inventory obsolescence due to product discontinuation (b)
Gross Margin			1,100
Operating Expenses
Restructuring expenses (c)
Gross Margin
Operating Expenses			1,500
Write off for suspended acquisitions(d)
Gross Margin
Operating Expenses			600
	$6,116	$0.21	$3,200	$0.13
Non-GAAP	$11,572	$0.40	$(1,111)	$(0.04)

(a) This adjustment reflects the accounting impact of non-cash compensation expense related to the impact of adoption of SFAS 123R for the three months and nine months ending September 30, 2006

(b)  This adjustment reflects a write off of $1.1 million in inventory obsolescence due to discontinuation of a product

(c)  This adjustment reflects a write off of $1.5 million associated with a reduction-in-force

(d)  This adjustment reflects a write off of $0.6 million in expenses associated with suspended acquisitions